                             BERG ELECTRONICS CORP.
                             101 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 5, 1998
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Berg Electronics Corp., a Delaware corporation (the "Corporation"), will be held on Tuesday, May 5, 1998, at 8:30 a.m., local time, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas for the following purposes:

          1. To elect two (2) Class III directors for terms expiring in 2001;

          2. To consider and act upon a proposal to amend the Berg Electronics Corp. 1993 Stock Option Plan to increase by 1,500,000 the number of shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation authorized for issuance thereunder;

          3. To consider and act upon a proposal to approve the Berg Electronics Corp. 1998 Incentive Compensation Plan;

          4. To consider and act upon a proposal to amend the Corporation's Certificate of Incorporation, as amended, to increase by 60,000,000 the number of shares of Common Stock authorized for issuance; and

          5. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The transfer books will not be closed, but only stockholders of record at the close of business on March 20, 1998, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A complete list of the stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the offices of the Corporation during the ten days preceding the meeting and will also be available for inspection at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Corporation. Reference is made to the accompanying proxy statement for further information with respect to the business to be transacted at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Even if you plan to attend, you are respectfully requested to date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope. You may revoke your proxy at any time prior to exercise.

                                            By Order of the Board of Directors,

                                            W. Thomas McGhee
                                            Secretary

St. Louis, Missouri
March 31, 1998

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             BERG ELECTRONICS CORP.
                             101 SOUTH HANLEY ROAD
                           ST. LOUIS, MISSOURI 63105
                        -------------------------------

                                PROXY STATEMENT
                                 MARCH 31, 1998
                        -------------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of Berg Electronics Corp., a Delaware corporation (hereinafter referred to as the "Corporation"), in connection with the solicitation by the Corporation of proxies to be used in voting at the Annual Meeting of Stockholders (together with any and all adjournments thereof, the "Annual Meeting") to be held at 8:30 a.m., local time, on Tuesday, May 5, 1998, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the foregoing notice, the enclosed form of proxy and a copy of the Corporation's Annual Report to Stockholders for the year ended December 31, 1997, are first being mailed to the stockholders of the Corporation on or about March 31, 1998. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

     A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary of the Corporation in person, or by written notification actually received by the Secretary (including by delivery of a later dated proxy card), at any time prior to its being exercised. You may also revoke a previously given proxy by appearing and voting at the Annual Meeting. Your appearance at the Annual Meeting will not, in and of itself, constitute a revocation of any proxy previously given. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the Class III director nominees recommended by the Board of Directors, FOR the approval of the amendment to the Berg Electronics Corp. 1993 Stock Option Plan (the "1993 Plan") to increase by 1,500,000 the number of shares of common stock, par value $.01 per share ("Common Stock"), of the Corporation authorized for issuance thereunder (the "Amendment to 1993 Plan"), FOR the approval of the Berg Electronics Corp. 1998 Incentive Compensation Plan (the "1998 Plan"), FOR the approval of the amendment to the Corporation's Certificate of Incorporation, as amended, to increase by 60,000,000 the number of shares of Common Stock authorized for issuance (the "Amendment to Certificate of Incorporation"), and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

     As of March 20, 1998, the Corporation had 39,551,451 shares of Common Stock and 1,908,554 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), issued and outstanding. Each share of Common Stock and Class A Common Stock entitles the holder thereof to one vote. Only stockholders of record at the close of business on March 20, 1998, will be entitled to notice of, and to vote at, the Annual Meeting.

     The Corporation will bear the cost of preparing, printing and mailing this Proxy Statement and of soliciting the proxies sought hereby. In addition to the use of the mails, solicitation may be made in person or by telephone, facsimile transmission or otherwise by officers, directors and regular employees of the Corporation, none of whom will receive additional compensation for those services. Further solicitation of proxies may be made by telephone or oral communication with some stockholders of the Corporation following the original solicitation. All such further solicitations will be made by regular employees and officers of the Corporation, none of whom will be additionally compensated therefor, and the cost will be borne by the Corporation.

                     PROPOSAL FOR THE ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of two Class III directors each of whom will serve for a three-year term expiring in 2001. The Corporation does not have a nominating committee; the Board of Directors has nominated the persons named below to stand for election as Class III directors at the Annual Meeting. Each of the persons nominated presently serves as a Class III director of the Corporation. Also listed below are each of the Class I and Class II directors whose terms will continue after the meeting. It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the Class III director nominees listed below, unless instructions to the contrary are given therein. These nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominees as the Board of Directors may designate. All directors elected at the Annual Meeting will hold office for their respective terms and until their respective successors are elected and qualified.

  CLASS III DIRECTOR NOMINEES -- TERMS EXPIRE 2001

     James N. Mills (Age 60) is Chairman of the Board and Chief Executive Officer of the Corporation and has held such positions since November 1992. Mr. Mills also served as President of the Corporation from November 1992 through June 1995. Mr. Mills is the Chairman of the Board, President and Chief Executive Officer of Mills & Partners, Inc., an investment and management services firm headquartered in St. Louis. Mr. Mills is also Chairman of the Board and Chief Executive Officer of International Wire Holding Company and Viasystems Group, Inc. Mr. Mills was Chairman of the Board and Chief Executive Officer of Crain Holdings Corp. from August 1995 through December 1997 and of Jackson Holding Company from February 1993 through August 1995. Mr. Mills was Chairman of the Board and Chief Executive Officer of Thermadyne Holdings Corporation from February 1989 through February 1995 and Chairman of the Board and Chief Executive Officer of Thermadyne Industries, Inc. from 1987 to 1995. In December 1985, Mr. Mills, together with Hicks & Haas Incorporated (a Dallas-based private investment firm), formed and became Chairman of the Board, President and Chief Executive Officer of Mills & Partners, Inc. (formerly the HHM Group, Inc.). Mr. Mills was Executive Vice President of McGraw-Edison Company from 1978 to 1985, and served as Industrial Group President and President of the Bussmann Division of the McGraw-Edison Company from 1980 to 1984.

     Thomas O. Hicks (Age 52) is a director of the Corporation and has held such position since November 1992. Mr. Hicks is Chairman of the Board and Chief Executive Officer of Hicks, Muse, Tate & Furst Incorporated ("Hicks Muse"), a private investment firm headquartered in Dallas with offices in New York, St. Louis and Mexico City, specializing in strategic investments, leveraged acquisitions and real estate equity investments. From 1984 to May 1989, Mr. Hicks was Co-Chairman of the Board and Co-Chief Executive Officer of Hicks & Haas Incorporated, a Dallas-based private investment firm. Mr. Hicks serves as a director of Chancellor Media Corporation, Sybron International Corporation, International Home Foods, Inc., D.A.C. Vision, Inc., Capstar Broadcasting Partners, Inc., Cooperative Computing Holding Company, Inc. and Viasystems Group, Inc.

  CLASS I DIRECTORS -- TERMS EXPIRE 1999

     Richard W. Vieser (Age 70) is a director of the Corporation and has held such position since April 1993. Mr. Vieser is the retired Chairman of the Board, Chief Executive Officer and President of Lear Siegler, Inc. (a diversified manufacturing company), the former Chairman of the Board and Chief Executive Officer of FL Industries, Inc. and FL Aerospace (also diversified manufacturing companies) and the former President and Chief Operating Officer of McGraw-Edison Co. (a company engaged in the electronic, industrial, commercial and automotive industries). He is also a director of Ceridian Corporation (formerly Control Data Corporation), Dresser Industries, Inc., INDRESCO, Inc., Sybron International Corporation, Varian Associates, Inc. and Viasystems Group, Inc.

     Kenneth F. Yontz (Age 53) is a director of the Corporation and has held such position since March 1994. Mr. Yontz is the Chairman of the Board, President and Chief Executive Officer of Sybron International

Corporation, a manufacturer and marketer of laboratory apparatus products, dental sundry supplies and orthodontic appliances. Prior to joining Sybron International Corporation, Mr. Yontz was Group Vice President and Executive Vice President of the Allen-Bradley Company. Mr. Yontz also held various managerial and professional positions with Chemetron Inc. from 1974 to 1980 and at Ford Motor Company from 1966 to 1974. Mr. Yontz is also a director of Playtex Products, Inc. and Viasystems Group, Inc.

  CLASS II DIRECTORS -- TERMS EXPIRE 2000

     Charles W. Tate (Age 53) is a director of the Corporation and has held such position since April 1993. Mr. Tate is a Managing Director and Principal of Hicks Muse. Before joining Hicks Muse in 1991, Mr. Tate had over 19 years of experience in investment and merchant banking with Morgan Stanley & Co. Incorporated, including ten years in the mergers and acquisitions department and the last two and one-half years as a managing director in Morgan Stanley & Co. Incorporated's merchant banking group. Mr. Tate serves as a director of International Wire Holding Company, International Home Foods, Inc., Seguros Comercial America S.A. de C.V. and Vidrio Formas, S.A.

     Timothy L. Conlon (Age 46) is a director of the Corporation and has held such position since 1997. Mr. Conlon also serves as President and Chief Operating Officer of the Corporation and has held such positions since January 1997. Mr. Conlon also has served as Executive Vice President and Chief Operating Officer of the Corporation's wholly-owned subsidiary, Berg Electronics Group, Inc. ("Berg"), since October 1993 and was appointed President of Berg effective January 1, 1997. Prior to joining Berg, Mr. Conlon was employed as President of the Cutting and Welding Division of Thermadyne Industries, Inc. from April 1993 to October 1993. Mr. Conlon also held various executive positions with Thermadyne Industries, Inc. from July 1992 through April 1993. Prior to joining Thermadyne Industries, Inc., Mr. Conlon spent nine years in the connector industry including serving as General Manager of the Information Technologies and Spectra Strip divisions of Amphenol Corporation from 1990 through July 1992 and President of Cambridge Products from 1988 through 1989.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Corporation has a standing Audit Committee, the members of which are Messrs. Vieser and Yontz. Two meetings were held by the Audit Committee during the year ended December 31, 1997. The principal functions performed by the Audit Committee are the nomination of the independent public accountants of the Corporation, the review of the proposed scope of the independent audit and the results thereof, the review with management personnel of the public accountants' observations on financial policy, controls and personnel and consultation with the Chief Financial Officer of the Corporation concerning the audit.

     The Corporation has a standing Compensation and Stock Option Committee (the "Compensation Committee"). The current members of the Compensation Committee are Messrs. Hicks, Vieser and Yontz. During the year ended December 31, 1997, the composition of the Compensation Committee consisted of Messrs. Vieser and Yontz. In February 1998, Mr. Hicks was appointed to serve as Chairman of the Compensation Committee. One meeting was held by the Compensation Committee during the year ended December 31, 1997, and the Compensation Committee acted by unanimous written consent three times during the year ended December 31, 1997. The principal functions of the Compensation Committee are to review the compensation arrangements of the Corporation's executive officers, to submit recommendations to the Board of Directors with respect to such arrangements and to administer the Corporation's executive compensation and stock option plans. See "Report of the Compensation Committee on Executive Compensation."

     The total number of meetings of the Board of Directors held during the year ended December 31, 1997 was five. The Board of Directors voted by unanimous written consent three times during the year ended December 31, 1997. During the year ended December 31, 1997, no director of the Corporation attended less than 75% of the total number of meetings of the Board of Directors and all committees on which such director served.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE INDIVIDUALS
                 NOMINATED FOR ELECTION AS CLASS III DIRECTORS.

                               PROPOSAL TO ADOPT
                               AMENDMENT NO. 1 TO
                           THE BERG ELECTRONICS CORP.
                             1993 STOCK OPTION PLAN

THE PLAN

     The Corporation has in effect the 1993 Plan, adopted by the Board of Directors with stockholder approval in 1993.

     Pursuant to the 1993 Plan, the Corporation may grant options to purchase shares of its Common Stock to certain individuals and/or entities and key employees of the Corporation, and any parent corporation or subsidiary corporation thereof (such parent and subsidiary corporations are referred to herein as "Related Entities"), including officers and directors who are also employees and certain other eligible persons (collectively, the "Optionees"). The purpose of the 1993 Plan is to afford the Optionees who are responsible for the continued growth of the Corporation an opportunity to acquire a proprietary interest in the Corporation, thereby creating in such persons an increased interest in and a greater concern for the welfare of the Corporation and any Related Entities.

     General. Subject to adjustment for certain changes in the capital structure of the Corporation, the aggregate number of shares as to which options may be granted under the 1993 Plan currently is 960,013. Options granted pursuant to the 1993 Plan shall be either incentive options (which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), or non-qualified options (which do not meet the requirements of Code Section 422). Pursuant to the 1993 Plan, no incentive options may be granted after ten years from the earlier of (i) the date the 1993 Plan was adopted by the Corporation and (ii) the date the 1993 Plan was adopted by the Corporation's stockholders. Subject to certain additional limitations, no option by its terms shall be exercisable after the expiration of ten years from the date of grant of such option, or such other period (in the case of non-qualified options) or such shorter period (in the case of incentive options) as the Committee (as defined below) in its sole discretion may determine. The exercise price of any non-qualified option may not be less than the par value of the Common Stock on the date of grant of such option. The exercise price of any incentive option or option intended to comply with Code Section 162(m) (and thus be exempt from the deduction limitation imposed by Code Section 162(m)) shall be not less than 100% of the fair market value per share of the Common Stock on the date of grant of such option (or 110% in the case of certain incentive options).

     Administration of the 1993 Plan. The 1993 Plan is administered by a committee (the "Committee") consisting of not less than two directors of the Corporation. Each member of the Committee is required to be a "disinterested person" within the meaning of Rule 16b-3, as amended, or other applicable rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee is appointed by the Board of Directors of the Corporation, and each member of the Committee serves at the pleasure of the Board of Directors. Removal from the Committee may be with or without cause. Membership on the Committee shall from time to time be increased or decreased and shall be subject to such conditions, in each case as the Board of Directors deems appropriate, to permit certain transactions in the Common Stock pursuant to the 1993 Plan to be exempt from liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder. During the fiscal year ended December 31, 1997, Messrs. Vieser and Yontz were the members of the Committee. In February 1998, Mr. Hicks was appointed Chairman of the Committee.

     Federal Tax Consequences of the 1993 Plan. See description entitled "Certain Federal Income Tax Consequences -- Incentive Stock Options" and
"-- Non-Qualified Stock Options and Stock Appreciation Rights" beginning on page 11 hereof.

DESCRIPTION OF AMENDMENT NO. 1

     At its meeting on December 18, 1997, the Board of Directors of the Corporation adopted the Amendment to 1993 Plan (a copy of which is attached hereto as Exhibit A) and directed that the

Amendment to 1993 Plan be submitted to the stockholders for their approval. The Amendment to 1993 Plan provides for an increase in the aggregate number of shares of Common Stock as to which options may be granted thereunder to 2,460,013 shares.

     The following table sets forth the number of shares underlying the stock options which were granted under the 1993 Plan on December 18, 1997 (the "December Grants") to (i) the named executive officers of the Corporation; (ii) the current executive officers of the Corporation as a group; (iii) the current directors of the Corporation who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group.

                               NEW PLAN BENEFITS

                 BERG ELECTRONICS CORP. 1993 STOCK OPTION PLAN
              ---------------------------------------------------

                     NAME AND POSITION                        SHARES
                     -----------------                        -------
James N. Mills..............................................      -0-
     Chairman of the Board and Chief Executive Officer of
     the Corporation and Chairman of the Board of Berg
Timothy L. Conlon...........................................   75,000
     President and Chief Operating Officer of the
     Corporation and Berg
David M. Sindelar...........................................      -0-
     Senior Vice President and Chief Financial Officer of
     the Corporation and Senior Vice President of Berg
Joseph S. Catanzaro.........................................    8,504
     Chief Accounting Officer of the Corporation and Vice
     President -- Finance of Berg
W. Thomas McGhee............................................      -0-
     Secretary and General Counsel of the Corporation and
     Berg
All current executive officers as a group...................   83,504
All current directors who are not executive officers as a
  group.....................................................      -0-
All employees, including current officers who are not
  executive officers, as a group............................  454,931

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO
                                   1993 PLAN.

                            PROPOSAL FOR APPROVAL OF
                           THE BERG ELECTRONICS CORP.
                        1998 INCENTIVE COMPENSATION PLAN

     BACKGROUND AND PURPOSE. At its meeting on March 16, 1998, the Board of Directors of the Corporation adopted the 1998 Plan (a copy of which is attached hereto as Exhibit B) and directed that the 1998 Plan be submitted to the stockholders for their approval. The 1998 Plan is intended to motivate certain employees, non-employee directors, affiliated persons and independent contractors to put forth maximum efforts toward the growth, profitability and success of the Corporation and its subsidiaries by providing incentives to such persons through cash payments and/or through the ownership and performance of the Common Stock. In addition, the 1998 Plan is intended to provide incentives which will attract and retain highly qualified individuals as employees and non-employee directors of the Corporation and to assist in aligning the interests of such employees and non-employee directors with those of the Corporation's stockholders.

     ELIGIBILITY. All employees of the Corporation and its subsidiaries, the Corporation's non-employee directors, certain affiliated persons who have been designated as such by the Plan Committee (as defined below), and certain independent contractors rendering services to the Corporation or any of its subsidiaries will be eligible to participate in the 1998 Plan and to receive awards under the 1998 Plan. Participants will consist of such employees, non-employee directors, affiliated persons and independent contractors as the Plan Committee in its sole discretion designates to receive awards under the 1998 Plan. Designation of a participant in any year will not require the Plan Committee to designate such person or entity to receive an award in any other year or, once designated, to receive the same type or amount of award as granted to the participant in any other year. The Plan Committee will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

     ADMINISTRATION. The 1998 Plan will be administered by the Compensation Committee of the Board of Directors (the "Plan Committee"); provided, that for purposes of determining the performance goals applicable to employees who constitute "covered employees" within the meaning of Code Section 162(m), "Plan Committee" shall mean the members of the Compensation Committee who qualify as both a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act and as an "outside director" within the meaning of Code Section 162(m) (the "Outside Directors"), and such performance goals shall be subject to ratification by unanimous approval of the members of the Plan Committee. The Plan Committee will have the responsibility, in its sole discretion, to control, operate, manage and administer the 1998 Plan in accordance with its terms.

     TYPES OF AWARDS UNDER THE 1998 PLAN. The 1998 Plan authorizes the following types of awards:

        - cash awards

        - stock options

        - stock appreciation rights

        - stock awards

        - stock units

        - performance shares

        - performance units

     SHARES AVAILABLE UNDER THE 1998 PLAN. The aggregate number of shares of Common Stock available for grants of awards under the 1998 Plan during its term will be 977,713 shares, which number represents the number of shares of Common Stock available for grant under the 1993 Plan (assuming the approval of the Amendment to 1993 Plan and after taking into consideration the December Grants). On or about the date the 1998 Plan is approved by the Corporation's stockholders, the Board of Directors will amend the 1993 Plan so that, except for the December Grants, no further grants will be made under the 1993 Plan, and all available shares under the 1993 Plan (after taking into consideration the December Grants) will be transferred to the

1998 Plan. As of March 20, 1998, there were 16,148 shares available under the 1993 Plan, and it is intended that all such shares, together with the shares of Common Stock authorized under the Amendment to 1993 Plan, if any, will be transferred to the 1998 Plan upon approval of the 1998 Plan by the Corporation's stockholders.

     Shares of Common Stock available for issuance under the 1998 Plan may be either authorized but unissued shares, shares of issued stock held in the Corporation's treasury, or both, at the discretion of the Corporation, and subject to any adjustments in accordance with the 1998 Plan. Any shares of Common Stock underlying awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares will again be available for grants of awards under the 1998 Plan.

     ADJUSTMENT TO SHARES. If there is any change in the Common Stock of the Corporation, such as due to a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Corporation, the 1998 Plan provides for appropriate adjustments to be made to outstanding awards thereunder.

     MAXIMUM INDIVIDUAL AWARDS. The maximum aggregate number of shares of Common Stock underlying all awards measured in shares of Common Stock (whether payable in cash, Common Stock or a combination of both) that may be granted to any single participant during the life of the 1998 Plan is 250,000 shares.

     CASH AWARDS. A cash award will be subject to such terms and conditions as the Plan Committee, in its sole discretion, determines to be appropriate, including, without limitation, determining the vesting date with respect to such cash award, the criteria for the vesting of such cash award and the right of the Corporation to require the participant to repay the cash award (with or without interest) upon termination of the participant's employment within specified periods.

     STOCK OPTIONS. The Plan Committee will, in its sole discretion, determine the employees, the non-employee directors, the affiliated persons and the independent contractors who will receive stock options and the number of shares of Common Stock underlying each stock option. The Plan Committee may grant "incentive stock options" (as such options are described under Section 422 of the Code); provided, that such options shall be granted only to employees of the Corporation or its subsidiaries, or it may grant stock options which are not incentive stock options ("non-qualified stock options") to all participants. Each stock option will be subject to such terms and conditions consistent with the 1998 Plan as the Plan Committee may impose from time to time. In addition, incentive stock options are subject to certain restrictions imposed by the Code.

     STOCK OPTION EXERCISE PRICE. The Plan Committee will determine the exercise price of each stock option, which exercise price will not be lower than the fair market value of the Common Stock on the date of grant; provided, however, that the exercise price of any non-qualified stock option may be lower than the fair market value of the Common Stock on the date of grant if the Plan Committee, in its sole discretion and due to special circumstances, determines otherwise on the date of grant. Stock options granted under the 1998 Plan cannot be exercised after the tenth anniversary of the date of grant; provided, however, that non-qualified stock options may be exercised after the tenth anniversary of the date of grant if the Plan Committee, in its sole discretion, provides otherwise.

     VESTING OF STOCK OPTIONS. The Plan Committee will determine when and to what extent each stock option vests, but if the Plan Committee does not determine the percent of a stock option that vests and the applicable date(s) of such vesting, then the stock options will vest according to the vesting schedule set forth in the table below:

                ANNIVERSARY OF DATE OF GRANT                  PERCENT THAT VESTS
                ----------------------------                  ------------------
On or after 1st.............................................          20%
On or after 2nd.............................................          40%
On or after 3rd.............................................          60%
On or after 4th.............................................          80%
On or after 5th.............................................         100%

Stock options granted under the 1998 Plan may also be subject to such other terms and conditions as determined by the Plan Committee, including, without limitation, accelerating the vesting (i) based on individual performance or (ii) if certain performance goals are achieved.

     PAYMENT OF STOCK OPTION EXERCISE PRICE. The stock option exercise price may be paid in cash or, in the sole discretion of the Plan Committee, by (i) the delivery of shares of Common Stock then owned by the participant, (ii) the withholding of shares of Common Stock for which a stock option is exercisable or
(iii) a combination of (i) and (ii). In the sole discretion of the Plan Committee, payment may also be made by delivering a properly executed exercise notice to the Corporation together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds to pay the exercise price. The Plan Committee may prescribe any other method of payment of the exercise price that it determines to be consistent with applicable law and the purposes of the 1998 Plan.

     STOCK APPRECIATION RIGHTS. Generally, a stock appreciation right is a right to receive a payment in cash, Common Stock or a combination of both, in an amount equal to the excess of the fair market value of the Common Stock, or other specified valuation, of a specified number of shares of Common Stock on the date the stock appreciation right is exercised, over the fair market value of the Common Stock, or other specified valuation (which will be no less than the fair market value of the Common Stock), of such shares of Common Stock on the date the stock appreciation right is granted, all as determined by the Plan Committee.

     STOCK AWARDS. A stock award consists of shares of Common Stock and is subject to such terms and conditions as the Plan Committee, in its sole discretion, determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the vesting date with respect to such shares and the right of the Corporation to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. A participant who has been granted a stock award will have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Plan Committee determines otherwise on the date of grant.

     STOCK UNITS. A stock unit is a hypothetical share of Common Stock represented by a notional account established and maintained by the Corporation for a participant who receives a grant of stock units. Stock units will be subject to such terms and conditions as the Plan Committee, in its sole discretion, determines appropriate, including, without limitation, determinations of the vesting date with respect to such stock units and the criteria for the vesting of such stock units. A stock unit may be paid in cash, shares of Common Stock or a combination of both, as determined by the Plan Committee, and may provide for dividend equivalent rights.

     PERFORMANCE SHARES. A performance share consists of a share or shares of Common Stock which is/are subject to such terms and conditions as the Plan Committee, in its sole discretion, determines appropriate, including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the performance shares that will be paid out or distributed to the participant who has been granted performance shares. Performance goals may be based on, without limitation, Corporation-wide, divisional and/or individual performance, as the Plan Committee, in its sole discretion, may determine, and may be based on the performance measures listed under "Performance-Based Awards" below.

     PERFORMANCE UNITS. A performance unit is a hypothetical share or shares of Common Stock represented by a notional account established and maintained by the Corporation for a participant who receives a grant of performance units. Performance units will be subject to such terms and conditions as the Plan Committee, in its sole discretion, determines appropriate, including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the performance units that will be accrued with respect to the participant who has been granted performance units. Performance goals may be based on, without limitation, Corporation-wide, divisional and/or individual performance, as the Plan Committee, in its sole discretion, may determine, and may be based on the performance measures listed in "Performance-Based Awards" below.

     ADJUSTMENT OF PERFORMANCE GOALS UNDER PERFORMANCE SHARES AND PERFORMANCE UNITS. With respect to performance shares or performance units that are not intended to qualify as Performance-Based Awards (see "Performance-Based Awards" below), the Plan Committee will have the authority at any time to make adjustments to performance goals for any outstanding performance shares or performance units which the Plan Committee deems necessary or desirable unless at the time of establishment of the performance goals the Plan Committee precludes itself from making such adjustments.

     PAYOUT OF PERFORMANCE SHARES OR PERFORMANCE UNITS. Upon the vesting of a performance share or a performance unit, the performance share or the performance unit will be distributed to the participant in shares of Common Stock, unless the Plan Committee, in its sole discretion, provides for the payment of the performance share or performance unit in cash (or partially in cash and partially in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

     PERFORMANCE-BASED AWARDS. The Plan Committee, in its sole discretion, may designate and design awards granted under the 1998 Plan as "Performance-Based Awards" if it determines that compensation attributable to such awards might not otherwise be tax deductible by the Corporation due to the deduction limitation imposed by Code Section 162(m). Accordingly, an award granted under the 1998 Plan may be granted in such a manner that the compensation attributable to such award is intended by the Plan Committee to qualify as "performance-based compensation" (as such term is used in Code Section 162(m)) and thus be exempt from the deduction limitation imposed by such section. The Plan Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to awards intended to qualify as Performance-Based Awards: net sales; pre-tax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Corporation; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs. In addition, the material terms of performance goals as described above will be disclosed to and reapproved by the Corporation's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Corporation's stockholders previously approved such performance goals.

     CHANGE IN CONTROL. If there is a change in control of the Corporation, the Plan Committee may accelerate the vesting date and/or payout of such awards.

     TERMINATION OF EMPLOYMENT. If a participant's employment is terminated due to death or disability, all non-vested portions of awards held by the participant will immediately be forfeited and all vested portions of stock options and stock appreciation rights held by the participant will remain exercisable until the earlier of (i) the end of the 12-month period following the date of death or termination of employment or (ii) the date the stock option or stock appreciation right would otherwise expire. If a participant's employment is terminated by the Corporation for cause or by the participant voluntarily, all awards held by a participant, whether vested or non-vested, will immediately be forfeited by such participant. If a participant's employment is terminated for any reason other than for cause or such participant's death, disability or voluntary resignation, all non-vested portions of awards held by the participant will immediately be forfeited and all vested portions of stock options and stock appreciation rights held by the participant will remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of employment or (ii) the date the stock option or stock appreciation right would otherwise expire. Except with respect to (i) the termination of a participant's employment by the Company for cause or (ii) a participant's voluntary resignation of his or her employment with the Company, the Plan Committee may, in its sole discretion and at any time, provide that (a) any or all non-vested portions of stock options and/or stock appreciation rights held by the participant on the date of death and/or termination of employment will immediately become exercisable and, except with respect to incentive stock options, will remain exercisable until a date that occurs on or prior to the date the stock option or stock appreciation right is scheduled to expire, (b) any or all vested portions of non-qualified stock options and/or stock appreciation rights held by the participant on the date of death and/or termination of employment will remain exercisable until a date that occurs on or prior to the date the stock option or stock appreciation right is scheduled to expire or (c) any or all non-vested portions of stock awards, stock units, performance shares, performance units and/or cash awards held by the participant on the date of the participant's death and/or termination of employment will immediately vest or will become vested on a date that occurs on or prior to the date the award is scheduled to vest.

     TERMINATION AND AMENDMENT OF 1998 PLAN. The Board of Directors may amend, suspend or terminate the 1998 Plan at any time with or without prior notice, provided that such action does not reduce the amount of any outstanding award or change the terms and conditions of any outstanding award without the participant's consent. No amendment of the 1998 Plan will, without the approval of the stockholders of the Corporation:

     - increase the total number of shares which may be issued under the 1998 Plan;

     - increase the maximum number of shares with respect to all awards measured in Common Stock that may be granted to any individual under the 1998 Plan; or

     - modify the requirements as to eligibility for awards under the 1998 Plan.

In addition, the 1998 Plan may not be amended without the approval of the Corporation's stockholders if such amendment (i) is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) will disqualify any incentive stock option granted under the 1998 Plan.

     MISCELLANEOUS. The Corporation, or the applicable subsidiary, may require a participant to reimburse the corporation which employs such participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity with respect to any award, and the corporation or entity which employs such participant has the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the participant upon such terms and conditions as the Plan Committee shall prescribe, which may include withholding shares of Common Stock underlying any award. The Plan Committee may, in its sole discretion, allow a participant to elect to defer the receipt of any compensation attributable to an award under guidelines and procedures to be established by the Plan Committee after taking into account the advice of the Corporation's tax counsel. Awards granted under the 1998 Plan are not transferable otherwise than by will or the laws of descent and distribution, and stock options and stock appreciation rights are exercisable, during the participant's lifetime, only by the participant; provided, however, that the Plan Committee, in its sole discretion and on a case-by-case basis, may permit the transferability of a non-qualified stock option by a participant, including to, but not limited to, members of the participant's immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and all such transfers will be subject to such terms, conditions, restrictions and/or limitations, if any, as the Plan Committee may establish.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The statements in the following paragraphs are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which authorities and interpretations are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

     Incentive Stock Options. Incentive stock options ("ISOs") granted under the 1998 Plan are intended to meet the definitional requirements of Code Section 422(b) for "incentive stock options."

     An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by the Corporation from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three-month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as a NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights."

     Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the employee will recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, of the gain would be capital gain (provided the employee held such shares as a capital asset at such time). Capital gains are long-term and eligible for a maximum federal income tax rate of 20% if the holder's holding period exceeds eighteen months and are mid-term and eligible for a maximum federal income tax rate of 20% if such holding period is more than twelve but not more than eighteen months. If the disqualifying disposition is a sale or exchange, and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

     An employee who exercises an ISO by delivering Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously-acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously-acquired shares.

     The Corporation will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Corporation generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense to the Corporation and is reasonable and the limitations of Code Sections 280G and 162(m) (discussed below) do not apply.

     Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options ("NSOs") granted under the 1998 Plan are options that do not qualify as ISOs. A participant who receives a NSO or a stock appreciation right ("SAR") will not recognize any taxable income upon the grant of such NSO or SAR. However, the participant generally will recognize ordinary income upon exercise of a NSO in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of a SAR, the participant generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

     As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of a NSO or SAR (the "Deferral Period")) for any participant who is an officer or director of the Corporation or a beneficial owner of more than ten percent (10%) of any class of equity securities of the Corporation. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the participant will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NSO or SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a SAR for shares or upon the exercise of a NSO, the Corporation may satisfy the liability in whole or in part by withholding shares of Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned, valued at their fair market value as of the date that the tax withholding obligation arises.

     A federal income tax deduction generally will be allowed to the Corporation in an amount equal to the ordinary income recognized by the participant with respect to a NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Corporation and is reasonable and the limitations of Code Sections 280G and 162(m) do not apply.

     If a participant exercises a NSO by delivering shares of Common Stock to the Corporation, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant's tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NSO as if the participant had paid the exercise price in cash, and the Corporation likewise generally will be entitled to an equivalent tax deduction.

     Other Awards. With respect to other awards under the 1998 Plan that are settled either in cash or in shares of Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of the Common Stock received.

     With respect to awards under the 1998 Plan that are settled in shares of Common Stock that are restricted as to transferability or subject to a substantial risk of forfeiture, absent a written election pursuant to Code
Section 83(b) filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election"), an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of Common Stock or other property under the 1998 Plan will be subject to both wage withholding and other employment taxes.

     The Corporation generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Code Sections 280G and 162(m) do not apply.

     Dividends and Dividend Equivalents. To the extent awards under the 1998 Plan earn dividend or dividend equivalents, whether paid currently or credited to an account established under the 1998 Plan, a participant generally will recognize ordinary income with respect to such dividend or dividend equivalents at the time paid in cash or shares of Common Stock.

     Change of Control. In general, if the total amount of payments to a participant that are contingent upon a "change of control" of the Corporation (as defined in Code Section 280G), including payments under the 1998 Plan that vest upon a "change of control," equals or exceeds three times the individual's "base amount" (generally, such participant's average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Corporation and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Code Section 162(m) denies a deduction to publicly-held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. In general, the Corporation intends for stock options, SARs and performance-based awards granted under the 1998 Plan to qualify for the performance-based compensation exception to Code Section 162(m).

     STOCKHOLDER APPROVAL. The 1998 Plan will become effective on the date that it is approved by the stockholders of the Corporation.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE BERG ELECTRONICS CORP. 1998 INCENTIVE COMPENSATION PLAN.

         PROPOSAL FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     At its meeting on March 16, 1998, the Board of Directors of the Corporation adopted the Amendment to Certificate of Incorporation and directed that the Amendment to Certificate of Incorporation be submitted to the stockholders for their approval. The Amendment to Certificate of Incorporation, if approved by the Corporation's stockholders, would increase the number of shares of Common Stock authorized for issuance from 60,000,000 shares to 120,000,000 shares. The additional 60,000,000 shares of Common Stock would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. As a result of the Amendment to Certificate of Incorporation, the total number of shares of all classes of capital stock (Common Stock, Class A Common Stock and preferred stock) which the Corporation would have authority to issue would be 155,500,000.

     As of March 20, 1998, 39,551,451 shares of Common Stock were outstanding and an additional (i) 885,942 shares were reserved for issuance pursuant to the exercise of options granted under the 1993 Plan (the "1993 Plan Shares"), (ii) 48,660 shares were reserved for issuance pursuant to the exercise of an option granted under a stock option agreement between the Corporation and Mr. Vieser,
(iii) 538,435 shares will be reserved for issuance pursuant to the exercise of options constituting the December Grants if the Amendment to 1993 Plan is approved by the Corporation's stockholders and (iv) 1,908,554 shares have been reserved for issuance pursuant to the conversion of shares of Class A Common Stock into shares of Common Stock (collectively, the "Reserved Shares"). In addition, the Corporation is requesting that the stockholders approve the Amendment to 1993 Plan and the 1998 Plan. Assuming the approval of both the Amendment to 1993 Plan and the 1998 Plan, and after taking into account the December Grants, the 1998 Plan will authorize the issuance of up to 977,713 shares of Common Stock (the "1998 Plan Shares"). In the absence of the proposed Amendment to Certificate of Incorporation, after taking into consideration the shares of Common Stock outstanding, the 1993 Plan Shares, the Reserved Shares and the 1998 Plan Shares, the Corporation will have only 16,089,245 shares of Common Stock available for issuance.

     The Board of Directors of the Corporation believes that the proposed increase in the number of authorized shares of Common Stock from 60,000,000 shares to 120,000,000 shares is desirable and prudent so that additional authorized shares of Common Stock are readily available for issuance in connection with possible future financings, corporate mergers and acquisitions, strategic relationships with corporate partners, employee benefit plans and other general corporate purposes. Increasing the authorized shares of Common Stock will also provide a reserve of shares available for issuance in connection with possible stock splits or stock dividends if the Board of Directors of the Corporation determines that it is desirable to facilitate a broader base of stockholders. Currently, the Corporation has no plans, agreements or arrangements in place requiring the issuance of additional shares of Common Stock for the foregoing or other purposes, other than possible future issuances pursuant to existing share reservations. However, having shares of Common Stock available for issuance would enable the Corporation to take timely advantage of market conditions and other favorable opportunities for raising new capital without the delay and expense associated with holding special meetings of stockholders as would otherwise be required by law or stock exchange rules and regulations.

     The ability of the Corporation's Board of Directors to issue additional shares of Common Stock could be considered to have an anti-takeover effect to the extent that the Board of Directors could use such shares to dilute the percentage ownership or voting power of a person seeking to obtain control of the Corporation. The Board of Directors of the Corporation will be authorized to determine whether, when and on what terms the issuance of shares of Common Stock may be warranted in connection with any of the foregoing purposes.

     The Corporation's Certificate of Incorporation, as amended, and Amended and Restated Bylaws ("Bylaws") contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Corporation's Board of Directors and in the policies formulated by the Board of Directors and to discourage an unsolicited takeover of the Corporation if the Board of Directors determines that such a takeover is not in the best interests of the Corporation and its stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Corporation or to remove incumbent management even if some (or a majority) of the stockholders of the Corporation deem such an attempt to be in their best interests.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                   AMENDMENT TO CERTIFICATE OF INCORPORATION.

            VOTING SECURITIES OUTSTANDING AND SECURITY OWNERSHIP OF
                     MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the voting securities of the Corporation as of March 20, 1998, by
(i) each person who is known by the Corporation to beneficially own more than 5% of any class of the Corporation's voting securities; (ii) the directors and certain executive officers of the Corporation, individually; and (iii) the directors and all executive officers of the Corporation as a group. Except as otherwise indicated below, the table set forth below does not give effect to the conversion of any shares of Class A Common Stock into shares of Common Stock.

                                                              SHARES BENEFICIALLY OWNED
                                             ------------------------------------------------------------
                                                  COMMON STOCK         CLASS A COMMON STOCK
                                             ----------------------   ----------------------
                                             NUMBER OF   PERCENT OF   NUMBER OF   PERCENT OF   PERCENT OF
             BENEFICIAL OWNER                 SHARES       CLASS       SHARES       CLASS        TOTAL
             ----------------                ---------   ----------   ---------   ----------   ----------
5% STOCKHOLDERS:
HM Parties(1)..............................  3,841,970       9.7%            --        --          9.3%
  c/o Hicks, Muse, Tate & Furst
  Incorporated
  200 Crescent Court
  Suite 1600
  Dallas, Texas 75201
John R. Muse(2)............................  2,015,844       5.1%            --        --          4.9%
  c/o Hicks, Muse, Tate & Furst
  Incorporated
  200 Crescent Court
  Suite 1600
  Dallas, Texas 75201
DIRECTORS AND OFFICERS:
James N. Mills(3)..........................     38,600         *      1,908,554     100.0%         4.7%
Thomas O. Hicks(1).........................  3,841,970       9.7%            --        --          9.3%
Charles W. Tate(4).........................  1,242,793       3.1%            --        --          3.0%
Richard W. Vieser(5).......................    117,320         *             --        --            *
Kenneth F. Yontz...........................     97,320         *             --        --            *
Timothy L. Conlon(6).......................     79,124         *             --        --            *
David M. Sindelar(7).......................     30,000         *        355,982      18.7%           *
Joseph S. Catanzaro (8)....................     32,196         *             --        --            *
W. Thomas McGhee(9)........................      2,000         *         70,992       3.7%           *
All directors and executive officers as a
  group (10 persons)(10)...................  5,489,323      13.8%     1,908,554       100%        17.8%
  c/o Berg Electronics Corp.
  101 South Hanley Road
  St. Louis, Missouri 63105

---------------

  *  Represents less than 1%

 (1) Represents (i) 67,451 shares owned of record by Hicks Muse Fund I Incorporated ("Fund I"); (ii) 3,440,119 shares owned of record by Thomas O. Hicks; (iii) 331,968 shares owned of record by six children's trusts for which Mr. Hicks serves as trustee; and (iv) 2,432 shares owned of record by an employee of Hicks Muse and subject to an irrevocable proxy in favor of Mr. Hicks. Mr. Hicks is the controlling stockholder of Fund I and serves as Chairman of the Board, President and Chief Executive Officer of Fund I. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all of the shares owned of record by Fund I. Messrs. John R. Muse, Charles W. Tate and Jack D. Furst serve as officers, directors and minority stockholders of Fund I and as such, may be deemed to share the power to vote or dispose of shares of Common Stock held by Fund I. Accordingly, Messrs. Hicks, Muse, Tate and Furst may be deemed to be the beneficial owners of shares of Common Stock owned by Fund I. In addition, Messrs. Muse and Furst own of record 2,008,546 and 1,111,865 shares of Common Stock, respectively, representing approximately 5.1% and 2.8%, respectively, of the outstanding shares of Common Stock. Each of Messrs. Hicks, Muse, Tate and Furst disclaims the existence of a group and disclaims beneficial ownership of shares of Common Stock not owned of record by him.

 (2) Represents 2,008,546 shares owned of record by Mr. Muse and 7,298 shares owned of record by a children's trust for which Mr. Muse is the custodian.

 (3) Represents 38,600 shares of Common Stock and 960,568 shares of Class A Common Stock owned of record by James N. Mills, and 947,986 shares of Class A Common Stock which Mr. Mills has the power to vote by proxy.

 (4) Represents 1,190,079 shares owned of record by Mr. Tate and 52,714 shares owned of record by the Charles W. Tate 1992 Trust.

 (5) Represents 48,660 shares owned of record by Mr. Vieser, 20,000 shares owned of record by Mr. Vieser's spouse, and 48,660 shares of Common Stock subject to options that are exercisable within 60 days. Mr. Vieser disclaims beneficial ownership of shares of Common Stock not owned of record by him.

 (6) Represents 3,000 shares of Common Stock owned of record by three minor children of which Mr. Conlon is the custodian, and 76,124 shares of Common Stock subject to options that are exercisable within 60 days.

 (7) Represents 30,000 shares of Common Stock and 282,990 shares of Class A Common Stock owned of record by Mr. Sindelar, and 72,992 shares of Class A Common Stock owned of record by two children's trusts of which Mr. Sindelar serves as trustee. Mr. Sindelar disclaims beneficial ownership of shares of Common Stock not owned of record by him.

 (8) Represents 1,000 shares of Common Stock owned of record by three children's trusts of which Mr. Catanzaro serves as trustee and 31,196 shares of Common Stock subject to options that are exercisable within 60 days.

 (9) Represents 2,000 shares of Common Stock owned of record by the W. Thomas McGhee Living Revocable Trust (the "McGhee Trust"), 24,992 shares of Class A Common Stock owned of record by a trust for which Mr. McGhee's spouse serves as trustee, 26,000 shares of Class A Common Stock owned of record by the McGhee Trust, and 20,000 shares of Class A Common Stock owned of record by the McGhee Family L.P. of which Mr. McGhee and his spouse are both general and limited partners with an aggregate ownership interest of approximately 89%. Mr. McGhee disclaims beneficial ownership of shares of Class A Common Stock not owned of record by him.

(10) Represents 5,333,343 outstanding shares of Common Stock, 1,908,554 outstanding shares of Class A Common Stock and 155,980 shares of Common Stock subject to options that are exercisable within 60 days, in each case owned beneficially by the directors and executive officers.

                               EXECUTIVE OFFICERS

     In addition to Messrs. James N. Mills and Timothy L. Conlon, listed above under the caption "PROPOSAL FOR THE ELECTION OF DIRECTORS", set forth below are each of the Corporation's executive officers and his name, age, all positions and offices held by him with the Corporation and Berg and his principal occupations and business experience for the past five years. All officers are elected by the Board of Directors, each to hold office until his successor is duly elected and qualified, or if earlier, until his resignation, removal from office or death.

     David M. Sindelar (Age 40) is Senior Vice President and Chief Financial Officer of the Corporation and Senior Vice President of Berg and has held such positions since November 1992. Mr. Sindelar is also Senior Vice President and Chief Financial Officer of Mills & Partners, Inc., International Wire Holding Company and Viasystems Group, Inc. Mr. Sindelar was Senior Vice President and Chief Financial Officer of Crain Holdings Corp. from August 1995 through December 1997 and of Jackson Holding Company from February 1993 through August 1995. From 1987 to February 1995, Mr. Sindelar held various positions at Thermadyne Holdings Corporation including Senior Vice President, Chief Financial Officer and Vice President -- Corporate Controller and Controller.

     Larry S. Bacon (Age 51) is Senior Vice President -- Human Resources of the Corporation and Berg and has held such positions since March 1993. Mr. Bacon is also Senior Vice President -- Human Resources of Mills & Partners, Inc., International Wire Group, Inc. and Viasystems Group, Inc. Mr. Bacon was Senior Vice President -- Human Resources of Crain Holdings Corp. from August 1995 through December 1997 and of Jackson Holding Company from February 1993 through August 1995. Previously, Mr. Bacon was Senior Vice President -- Human Resources of Thermadyne Holdings Corporation from September 1987 until February 1995.

     W. Thomas McGhee (Age 61) is Secretary and General Counsel of the Corporation and Berg and has held such positions since March 1993. Mr. McGhee is also a partner in the law firm of Herzog, Crebs and McGhee where he has been a partner since helping to found that firm in 1987. In addition, Mr. McGhee serves as Secretary and General Counsel of Mills & Partners, Inc., International Wire Holding Company and Viasystems Group, Inc. Mr. McGhee was Secretary and General Counsel of Crain Holdings Corp. from August 1995 through December 1997 and of Jackson Holding Company from March 1993 through August 1995. Mr. McGhee was Secretary and General Counsel of Thermadyne Holdings Corporation from March 1993 through February 1995.

     Joseph S. Catanzaro (Age 45) is Chief Accounting Officer of the Corporation and Vice President -- Finance of Berg and has held such positions since June 1996 and April 1993, respectively. Prior to joining Berg, Mr. Catanzaro was employed by a petroleum trading company subsidiary of Mitsui & Co. (USA), Inc. as Controller from 1990 through April 1993. From 1980 through 1989, Mr. Catanzaro held several positions at Apex Oil Co., including Corporate Controller.

                      EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation earned by the Chief Executive Officer of the Corporation and Berg and the four other most highly compensated executive officers of the Corporation during 1997, 1996 and 1995. As of the date hereof, the Corporation has not granted any stock appreciation rights.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                     COMPENSATION
                                                   ANNUAL            -------------
                                               COMPENSATION(1)        SECURITIES
        NAME AND PRINCIPAL                 -----------------------    UNDERLYING         ALL OTHER
       POSITION DURING 1996         YEAR   SALARY($)   BONUS(2)($)   OPTIONS(#)(3)   COMPENSATION(4)($)
       --------------------         ----   ---------   -----------   -------------   ------------------
James N. Mills....................  1997    685,000       685,000            --            25,900
  Chairman of the Board and         1996    685,000     1,370,000            --            23,000
  Chief Executive Officer of the    1995    685,000       800,000            --            16,500
  Corporation and Chairman of the
  Board of Berg
Timothy L. Conlon.................  1997    400,000       300,000       115,000             7,000
  President and Chief Operating     1996    311,250       404,625        48,660            11,000
  Officer of the Corporation and    1995    290,000       225,000            --            10,000
  Berg
David M. Sindelar.................  1997    194,800       126,620            --             6,000
  Senior Vice President and         1996    194,808       389,600            --            10,000
  Chief Financial Officer of the    1995    193,000       200,000            --            10,000
  Corporation and Senior Vice
  President of Berg
Joseph S. Catanzaro...............  1997    198,000       160,000        18,504             5,100
  Chief Accounting Officer of       1996    172,000       172,000            --             4,700
  the Corporation and Vice          1995    154,000       100,000            --             4,700
  President -- Finance of Berg
W. Thomas McGhee..................  1997    153,000        99,450            --            18,100
  Secretary and General Counsel     1996    153,000       306,000            --            17,000
  of the Corporation and Berg       1995    152,000       120,000            --            10,000

---------------

(1) The Corporation and Berg provide to certain executive officers a car allowance, reimbursement for club memberships, insurance and certain other benefits. The aggregate incremental costs of these benefits to the Corporation and Berg for each officer do not exceed the lesser of $50,000 or 10.0% of the total of annual salary and bonus reported for each such officer.

(2) Bonuses earned in 1997, 1996 and 1995 were paid in 1998, 1997 and 1996, respectively.

(3)  Adjusted to reflect 2-for-1 stock split on October 20, 1997.

(4) All Other Compensation for the year ended December 31, 1997 includes the following: (i) contributions made by the Corporation for the benefit of each of the named executive officers of the Corporation in the amount of $4,800 to the Corporation's 401(k) Savings Plan; (ii) the following amounts paid by the Corporation as premiums for term life insurance policies: Mr. Mills $16,300, Mr. Conlon $2,200, Mr. Sindelar $1,200, Mr. Catanzaro $300 and Mr. McGhee $13,300; and (iii) $4,800 paid by the Corporation for the benefit of Mr. Mills to the Corporation's 401(k) Savings Plan as "transition" payments related to a pension plan formerly maintained by the Corporation and terminated in 1995.

     The following table summarizes option grants made during 1997 to the executive officers named above.

                             OPTION GRANTS IN 1997

                                                INDIVIDUAL GRANTS
                            ---------------------------------------------------------
                              NUMBER OF
                              SECURITIES     PERCENT OF TOTAL   EXERCISE
                              UNDERLYING     OPTIONS GRANTED    OR BASE                  GRANT DATE
                               OPTIONS       TO EMPLOYEES IN     PRICE     EXPIRATION     PRESENT
           NAME             GRANTED (#)(1)     FISCAL YEAR       ($/SH)       DATE      VALUE(2)($)
           ----             --------------   ----------------   --------   ----------   ------------
James N. Mills............          --              --              --            --           --
Timothy L. Conlon.........      40,000             4.8%          14.69      01/01/07      364,000
                                75,000             9.0%          20.75      12/18/07      937,500
David M. Sindelar.........          --              --              --            --           --
Joseph S. Catanzaro.......      10,000             1.2%          14.63      02/03/07       91,000
                                 8,504             1.0%          20.75      12/18/07      106,300
W. Thomas McGhee..........          --              --              --            --           --

---------------

(1) The options to purchase shares of Common Stock were granted under the 1993 Plan and become exercisable in five equal annual installments commencing on the first anniversary of the date of grant. All options become exercisable upon a change of control (as defined in the 1993 Plan).

(2) The grant date present value was determined using the Black-Scholes option pricing method with the following assumptions: (i) dividend yield of 0%;
    (ii) expected volatility of 37.5%; (iii) risk free interest rate ranging from 5.74% to 6.53%; and (iv) expected life of ten years. No adjustments were made for non-transferability or risk of forfeiture.

     There were no exercises of stock options by any of the named executive officers during the fiscal year ended December 31, 1997. The table below lists the number of shares of Common Stock underlying each option held by the named executive officers as of December 31, 1997.

                         FISCAL YEAR END OPTION VALUES

                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                         OPTIONS AT FISCAL YEAR END(#)   AT FISCAL YEAR END($)(1)
                                         -----------------------------   -------------------------
                 NAME                      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                 ----                    -----------------------------   -------------------------
James N. Mills.........................           0/0                             0/0
Timothy L. Conlon......................     58,392/166,094                1,145,359/1,264,965
David M. Sindelar......................           0/0                             0/0
Joseph S. Catanzaro....................      29,196/25,804                  609,685/254,170
W. Thomas McGhee.......................           0/0                             0/0

---------------

(1) Represents the difference between the market value at December 31, 1997 of the Common Stock underlying the options and the exercise price of such options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     James N. Mills, David M. Sindelar and W. Thomas McGhee Employment Agreements. James N. Mills, David M. Sindelar and W. Thomas McGhee entered into employment agreements with the Corporation, Berg and each other subsidiary of the Corporation on March 1, 1993. Such employment agreements were amended and restated on February 1, 1996, further amended on August 5, 1996 and amended and restated on November 1, 1997. Pursuant to their respective employment agreements, as amended and restated, Mr. Mills will serve as the Chairman of the Board of the Corporation, Mr. Sindelar will serve as Senior Vice President and Chief Financial Officer of the Corporation and Mr. McGhee will serve as Secretary and General Counsel of the Corporation through October 30, 2002 and for one-year periods thereafter until terminated in accordance with the provisions thereof. Messrs. Mills, Sindelar and McGhee are required to devote such business time and attention to the transaction of the Corporation's business as is reasonably necessary to discharge their duties under the employment agreements. Subject to the foregoing limitation on their activities, Messrs. Mills, Sindelar and McGhee are free to participate in other business endeavors.

     The compensation provided to Messrs. Mills, Sindelar and McGhee under their respective employment agreements includes annual base salaries of not less than $685,000, $194,800 and $153,000, respectively, subject to adjustment at the sole discretion of the Board of Directors of the Corporation, and such benefits as are customarily accorded the executives of the Corporation and Berg for as long as the employment agreements are in force. At a meeting of the Compensation Committee held on February 4, 1998, the annual base salaries of Messrs. Sindelar and McGhee were adjusted to $230,000 and $150,000, respectively, for the fiscal year ending December 31, 1998. Messrs. Mills, Sindelar and McGhee are entitled to annual bonuses pursuant to their respective employment agreements, in amounts to be determined in accordance with the terms of the Corporation's Senior Executive Incentive Compensation Plan.

     Messrs. Mills', Sindelar's and McGhee's employment agreements also provide that if Messrs. Mills', Sindelar's or McGhee's employment is terminated due to disability or death, Messrs. Mills, Sindelar and McGhee or their estates, heirs or beneficiaries, as the case may be, will receive, in addition to any other benefits provided under any benefit plan of the Corporation, their then current salary for a period of 18 months from their disability or death. In the event that Messrs. Mills', Sindelar's or McGhee's employment is terminated for a reason other than death, disability or cause, Messrs. Mills, Sindelar or McGhee will continue to receive their then current salary (which will be not less than $685,000, $194,800 and $150,000, respectively, per year) through October 30, 2002, or for one year, whichever is longer, and any other benefits to which they would otherwise be entitled under the employment agreements.

     Timothy L. Conlon Employment Agreement. Timothy L. Conlon entered into an employment agreement with Berg on March 1, 1993, which was amended and restated on February 1, 1996, further amended on January 1, 1997 and amended and restated on November 1, 1997. Pursuant to such amended and restated employment agreement, Mr. Conlon will serve as the President and Chief Operating Officer of the Corporation and Berg through October 30, 2002 and for one-year periods thereafter until terminated in accordance with the provisions thereof, and will receive an annual base salary of not less than $400,000, subject to adjustment at the sole discretion of the Board of Directors of the Corporation, and such benefits as are customarily accorded the executives of Berg for as long as the employment agreement is in force. At a meeting of the Compensation Committee held on February 4, 1998, Mr. Conlon's annual base salary was adjusted to $425,000 for the fiscal year ending December 31, 1998. In addition, Mr. Conlon's employment agreement currently provides that he is entitled to annual bonuses in amounts to be determined in accordance with the Corporation's Senior Executive Incentive Compensation Plan.

     Mr. Conlon's employment agreement also provides that if his employment is terminated due to disability or death, his estate, heirs or beneficiaries, as the case may be, will receive, in addition to any other benefits provided him under any benefit plan of the Corporation, Mr. Conlon's then current salary for a period of 18 months from Mr. Conlon's disability or death. In the event that his employment is terminated for a reason other than death, disability or cause, Mr. Conlon will continue to receive his then current salary (which under the terms of his current employment agreement will be not less than $400,000 per year) through October 30, 2002, or for one year, whichever is longer, and any other benefits to which he would otherwise be entitled under the employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1997, the members of the Compensation Committee of the Board of Directors were Messrs. Vieser and Yontz. Neither Mr. Vieser nor Mr. Yontz served as an officer or employee of the Corporation or any of its subsidiaries during fiscal 1997. In February 1998, Mr. Hicks was appointed to serve as Chairman of the Compensation Committee. Mr. Hicks is a principal of Hicks Muse. See "Related Party Transactions -- Monitoring and Oversight Agreement."

\]
COMPENSATION OF DIRECTORS

     Current directors who are officers, employees or affiliates of the Corporation or Berg receive no additional compensation for their services as directors. Each Outside Director (currently only Messrs. Vieser and Yontz) receives an annual retainer of $12,000 and a fee of $1,000 for each meeting of the Board of Directors at which such Outside Director is present. Each Outside Director who is a member of a committee of the Board of Directors also receives a fee of $500 for each meeting of such committee at which such Outside Director is present. Directors of the Corporation are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock of the Corporation during the period beginning on March 1, 1996 (the date the Corporation went public) and ending on December 31, 1997, with the cumulative total return on the Standard & Poor's 500 Index and the Morgan Stanley High Tech Index over the same period (assuming an investment of $100 in the Corporation's Common Stock, the Standard & Poor's 500 Index and the Morgan Stanley High Tech Index on March 1, 1996, and the reinvestment of dividends). The Corporation's Common Stock trades on the New York Stock Exchange under the trading symbol "BEI."

                                                                                               Morgan
               Measurement Period                                                           Stanley High
             (Fiscal Year Covered)                           BEI             S&P 500           Tech 35
3/1/96                                                      100.00            100.00            100.00
12/31/96                                                    139.88            115.66            114.71
12/31/97                                                    218.45            151.53            141.36

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for the Corporation's executive compensation programs. The Compensation Committee is composed of three members of the Board of Directors, two of whom are neither current employees nor officers of the Corporation (the "Outside Directors"). This report is provided by the Compensation Committee to describe the philosophy and objectives underlying the compensation of the Corporation's senior executives.

COMPENSATION POLICY

     Under the direction of the Compensation Committee and in consultation with an outside independent compensation consultant, the Corporation's senior executive compensation program is based upon a "pay for performance" philosophy and is designed to attract and retain highly qualified, key executives by offering competitive base compensation supplemented with performance-based incentives linked to corporate performance factors and position within the Corporation. The Corporation has designed and administered its executive compensation programs so that compensation is linked to the Corporation's performance and so that the interests of senior executives are aligned with the interests of the Corporation's stockholders. This philosophy is articulated in the following guiding principles of the Corporation's compensation programs:

     - A significant percentage of compensation will be determined by the Corporation's annual and long term financial performance, including the creation of stockholder value;

     - Compensation programs will be designed to encourage and balance the attainment of short term operational goals and long term strategic goals;

     - Total compensation will be targeted at competitive levels to allow the Corporation to attract, retain and motivate highly qualified employees; however, a greater percentage of compensation will be performance-based and variable (versus fixed compensation) than competitive practices might suggest; and

     - Compensation programs will be designed to more closely align the interests of senior executives with the interests of the Corporation's stockholders by encouraging stock ownership by senior executives.

     There are three elements to the Corporation's compensation program, each consistent with its compensation philosophy: annual base salary, annual cash bonus incentives and long term incentives. The total compensation package is designed to be competitive with compensation programs offered to comparable senior executive officers in a survey group of eighteen electronic equipment manufacturers (the "Peer Group"). The Corporation believes that its total compensation practices will be competitive if the Corporation performs within the targets established by the Compensation Committee both on the basis of short term and long term goals.

COMPLIANCE WITH CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its Chief Executive Officer and four other most highly compensated executive officers. However, to the extent compensation is "performance-based compensation" within the meaning of Code Section 162(m), it will not be subject to the Code Section 162(m) deduction limitation. As a newly publicly traded company in 1996, the Corporation falls under certain transition provisions that relieve it from compliance with Code Section 162(m) with respect to certain agreements and plans that were in existence on the date the Corporation became a publicly traded corporation. In formulating the Corporation's executive compensation policies, the Compensation Committee considers the relevant provisions of the Code that limit the deductibility of certain executive compensation and the consequences to the Corporation if the compensation paid to the Corporation's executive officers is not deductible.

     All members of the Compensation Committee are involved in administering the Corporation's executive compensation programs. However, with respect to incentive compensation payable to the Corporation's Chief Executive Officer and four other most highly compensated executive officers, which incentive compensation is intended to comply with Code Section 162(m), the performance goals will be established by the Outside Directors and subsequently submitted to the Compensation Committee as a whole for ratification by a unanimous vote of all members of the Compensation Committee. The Outside Directors are also solely responsible for certifying the attainment of the performance goals with respect to such executive officers and for issuing any and all stock options and other Awards (as defined below) granted to such executive officers under the Corporation's 1998 Incentive Compensation Plan.

BASE SALARIES

     All senior executive officer base salaries are reviewed and adjustments, if any, are approved annually by the Compensation Committee. The Corporation's senior executive officers' base salaries are targeted to be at the 50th percentile of the base salaries of similarly situated executive officers within the Peer Group. The Compensation Committee may choose to set salaries above or below the 50th percentile target based on an executive's position, contribution, experience, etc. No specific weighting of these elements is used to determine base salary levels.

ANNUAL INCENTIVE AWARDS

     The annual incentive award component of the Corporation's senior executive incentive compensation is determined pursuant to the terms of the Corporation's Senior Executive Incentive Compensation Plan and is based on achieving certain earnings per share objectives (determined without consideration of extraordinary items) for the Corporation's consolidated fiscal year. The program provides for the payment of cash incentive awards to participants to the extent that actual consolidated earnings per share results meet or exceed certain pre-determined levels. The Compensation Committee establishes pre-determined consolidated earnings per share objectives at four distinct levels which trigger progressive incentive payout. These objectives are based on profit levels for the fiscal year. To the extent that the Corporation attains or exceeds a pre-determined performance level, each participant is entitled to receive a cash incentive award and, in the sole discretion of the Compensation Committee, such award may be increased based upon exceptional performance by a participant. The maximum annual incentive award under the Corporation's Senior Executive Incentive Compensation Plan is 200% of base salary. The Compensation Committee generally targets short term incentive compensation to the 50th percentile of the Peer Group. However, exceptional earnings per share performance can produce an exceptional short term incentive payout.

LONG TERM INCENTIVE AWARDS

     Long term incentive awards in the form of stock options are granted by the Compensation Committee to aid in the retention of key executives and to align the interests of key executives with those of the stockholders of the Corporation. Specifically, stock options directly link a portion of a key executive's compensation to the interests of stockholders by providing an incentive to maximize stockholder value.

     Stock options have historically been granted under the Corporation's 1993 Stock Option Plan which was approved by the Board of Directors and a majority of stockholders on August 4, 1993. However, no further grants of stock options will be made under the Corporation's 1993 Stock Option Plan (other than those grants identified in the table set forth under "Proposal to Adopt Amendment No. 1 to the Berg Electronics Corp. 1993 Stock Option Plan -- Description of Amendment No. 1") if the stockholders of the Corporation approve the Corporation's 1998 Incentive Compensation Plan which was approved by the Board of Directors on March 16, 1998. In such event, the Compensation Committee will have the flexibility to grant cash awards, stock options, stock appreciation rights, stock awards, stock units, performance shares and/or performance units (the "Awards") to employees of the Corporation and certain other persons identified in the Corporation's 1998 Incentive Compensation Plan.

     The Corporation has set guidelines to grants of long term incentive compensation between the 50th and 75th percentiles of the Peer Group. Additionally, the Compensation Committee grants Awards to employees based on several factors, including:

     - Current base pay and annual incentive opportunity as compared with the Peer Group's total direct compensation levels (base, annual incentive and long term incentive value);

     - Position with the Corporation and ability to impact stockholder value;
       and

     - Current holdings of the Corporation's stock.

     No specific weighting of these factors is used to determine long term incentive grants. However, grants of Awards are reviewed annually by the Compensation Committee.

CEO COMPENSATION

     Mr. Mills' base salary was set by the Board of Directors pursuant to Mr. Mills' employment agreement on March 1, 1993, and has remained unchanged. Pursuant to his employment agreement, Mr. Mills was paid a base salary in the amount of $685,000 for the year ended December 31, 1997. The Compensation Committee approved an annual incentive award under the Corporation's Senior Executive Incentive Compensation Plan equal to 100% of the bonus target for Mr. Mills (which was set at 100% of Mr. Mills' base salary for 1997) based on the Corporation's achieving an increase in earnings per share in 1997, which increase was over 20% compared with the Corporation's earnings per share for the year ended December 31, 1996. Since Mr. Mills holds a large block of Class A Common Stock, the Compensation Committee believes that his interests are clearly aligned with the Corporation's stockholders, and, accordingly, no long term incentive compensation was awarded in 1997.

                            Thomas O. Hicks, Chairman
                            Richard W. Vieser
                            Kenneth F. Yontz

                           RELATED PARTY TRANSACTIONS

MONITORING AND OVERSIGHT AGREEMENT

     In February 1993, the Corporation entered into a Monitoring and Oversight Agreement (herein so called) with Hicks Muse which provided for a payment from the Corporation to Hicks Muse of approximately $400,000 per year for monitoring and oversight services to the Corporation and its subsidiaries, such payment to be adjusted annually for changes in the consumer price index. In March 1996, the Corporation (pursuant to the approval of the Board of Directors in February
1996) amended and restated such Monitoring and Oversight Agreement to increase the annual fee payable thereunder to the greater of $700,000 or one-tenth of 1% of net sales during such year. In addition, Hicks Muse is entitled to an acquisition advisory fee equal to 1.5% of the purchase price of any acquisition effected by the Corporation, Berg or any of their subsidiaries. Messrs. Hicks and Tate, directors of the Corporation, are each principals of Hicks Muse. In connection with the Monitoring and Oversight Agreement, the Corporation has agreed to indemnify Hicks Muse, its affiliates and stockholders, and their respective directors, officers, agents, employees and affiliates from and against any claims, actions, proceedings, demands, liabilities, damages, judgments, assessments, losses and costs, including fees and expenses, arising out of or in connection with the services rendered by Hicks Muse in connection with the Monitoring and Oversight Agreement. The primary term of the Monitoring and Oversight Agreement expires on March 6, 2006.

     The Monitoring and Oversight Agreement makes available to the Corporation the resources of Hicks Muse concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Hicks Muse could not otherwise be obtained by the Corporation without the addition of personnel or the engagement of outside professional advisors. In management's opinion, the fees provided for under this agreement reasonably reflect the benefits received by the Corporation and are no less favorable to the Corporation than could be obtained by the Corporation with a non-affiliated third party.

     The Corporation did not effect any acquisitions in 1997 requiring the payment of acquisition advisory fees to Hicks Muse.

VIASYSTEMS RELATIONSHIP

     The Corporation sells certain connectors and other products needed to manufacture printed circuit boards and backpanel assemblies to Viasystems, Inc. ("Viasystems"). In December 1996, a wholly-owned subsidiary of Viasystems acquired substantially all of the assets of the Interconnection Technologies Unit of the Microelectronics Group (the "Lucent Division") of Lucent Technologies Inc. Prior to the acquisition by Viasystems of the Lucent Division, the Lucent Division purchased certain electronic connectors from the Corporation pursuant to a written supply contract (the "Supply Agreement"). The Corporation and Viasystems have continued to supply and purchase products on the same terms and conditions as set forth in the Supply Agreement. Viasystems is controlled by Hicks Muse, through its affiliates, and managed by Mills & Partners, Inc. In addition, certain of the Corporation's directors and executive officers have financial interests in Viasystems. For the year ended December 31, 1997, the Corporation's net sales to Viasystems were approximately $41.0 million. The Corporation expects to continue to sell products to Viasystems on terms and conditions substantially similar to the terms and conditions of the Supply Agreement, which the Corporation believes to be comparable to the terms that would be reached in an arm's-length transaction.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP, certified public accountants, served as independent auditors of the Corporation and Berg for the fiscal year ended 1997. The Board of Directors of the Corporation anticipates appointing Arthur Andersen LLP to serve as independent public accountants of the Corporation for fiscal year 1998, subject to their nomination by the Audit Committee. A representative of Arthur Andersen LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                              VOTING REQUIREMENTS

     With regard to the proposal for the Election of Directors, votes may be cast for or votes may be withheld from each nominee. No stockholder may vote for more than two nominees. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors.

     With regard to the proposal for the approval of the Amendment to 1993 Plan, votes may be cast for or against the amendment, or stockholders may abstain from voting on the particular matter. Approval of the amendment requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote.

     With regard to the proposal for the approval of the 1998 Plan, votes may be cast for or against the 1998 Plan, or stockholders may abstain from voting on the particular matter. Approval of the 1998 Plan requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote.

     With regard to the proposal for the approval of the Amendment to Certificate of Incorporation, votes may be cast for or against the amendment, or stockholders may abstain from voting on the particular matter. Approval of the amendment requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote.

     Under Delaware law, abstentions are counted as present for quorum purposes and are included in the calculation of shares "entitled to vote". Abstentions on a particular matter (other than the election of directors) will not be counted as votes cast in the affirmative and will therefore have the same effect as a vote against a particular matter (other than the election of directors) because each proposal (other than the election of directors) requires the affirmative vote of a specific number of shares.

     Under the rules of the New York Stock Exchange, Inc. (the "NYSE"), a broker who holds securities in street name has limited authority to vote on matters submitted at a stockholders' meeting in the absence of specific instructions from the beneficial owner. In the absence of instructions from the beneficial owner or authorization from the NYSE to vote on specific matters without the necessity of obtaining instructions from the beneficial owner, a broker will specify a "non-vote" on particular matters. For purposes of Delaware law, a broker non-vote is counted as present for quorum purposes, but is excluded from the calculation of shares "entitled to vote". Accordingly, a broker non-vote is not considered in determining whether a particular matter has been approved.

     If no directions are specified in any duly signed and dated proxy card received by the Corporation, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the attorneys-in-fact named in the proxy FOR the election of the Class III director nominees recommended by the Board of Directors, FOR the approval of the amendment to the Berg Electronics Corp. 1993 Stock Option Plan to increase by 1,500,000 the number of shares of Common Stock authorized for issuance thereunder, FOR the approval of the Berg Electronics Corp. 1998 Incentive Compensation Plan, FOR the approval of the amendment to the Corporation's Certificate of Incorporation, as amended, to increase by 60,000,000 the number of shares of Common Stock authorized for issuance, and in accordance with the discretion of the named attorneys-in-fact on other matters properly brought before the Annual Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% beneficial owners are required by the Commission to furnish the Corporation with copies of all Section 16(a) reports they file. Except for the late filing of a Form 4 by W. Thomas McGhee, to the Corporation's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Corporation, all Section 16(a) filing requirements applicable to its officers and directors were complied with for the year ended December 31, 1997.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Corporation's proxy statement relating to the 1999 Annual Meeting of Stockholders of the Corporation must be received no later than November 30, 1998 at the Corporation's principal executive offices, 101 South Hanley Road, St. Louis, Missouri 63105, Attention:
Secretary. Stockholders of the Corporation who intend to nominate candidates for election as a director or to bring other business before the meeting must also comply with the applicable procedures set forth in the Corporation's Bylaws. See "Stockholder Nomination of Director Candidates." The Corporation will furnish copies of such Bylaw provisions upon written request to the Secretary of the Corporation at the aforementioned address. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

                 STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Corporation provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Corporation's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Corporation setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) as to the stockholder giving the notice: (a) the name and address of such stockholder as it appears on the Corporation's books and (b) the class and number of shares of the Corporation that are owned of record by such stockholder. To be timely, notice of persons to be nominated by a stockholder as a director at a meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation not more than 90 nor less than 60 days before the first anniversary of the preceding year's annual meeting.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON RECEIPT BY THE CORPORATION OF A REQUEST ADDRESSED TO:

                                 GARY D. STRONG
                          DIRECTOR, INVESTOR RELATIONS
                             BERG ELECTRONICS CORP.
                        101 SOUTH HANLEY ROAD, SUITE 400
                           ST. LOUIS, MISSOURI 63105

     The enclosed form of proxy has been prepared at the direction of the Corporation, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies and attorneys-in-fact named herein have been designated by your Board of Directors.

     The Board of Directors of the Corporation urges you, even if you presently plan to attend the Annual Meeting in person, to execute the enclosed proxy and mail it as indicated immediately. You may revoke your proxy and vote in person if you are in fact able to attend the Annual Meeting.

                                            BERG ELECTRONICS CORP.
                                            By Order of the Board of Directors

                                            W. Thomas McGhee
                                            Secretary

St. Louis, Missouri
March 31, 1998

                                                                       EXHIBIT A

                 AMENDMENT NO. 1 TO THE BERG ELECTRONICS CORP.
                             1993 STOCK OPTION PLAN

I. The first sentence of Section 3 of the 1993 Plan shall be deleted and restated in its entirety as follows:

     "Subject to the adjustments provided in Section 9, the maximum aggregate number of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") which may be granted for all purposes under the Plan shall be 2,460,013 shares."

                                                                       EXHIBIT B

                             BERG ELECTRONICS CORP.

                        1998 INCENTIVE COMPENSATION PLAN

1.0   DEFINITIONS

      The following terms shall have the following meanings unless the context indicates otherwise:

1.1 "Affiliated Person" shall mean an employee of an entity other than the Company whose activities may benefit the Company and who has been designated by the Committee to be eligible to participate in the Plan.

1.2 "Award" shall mean either a Stock Option, a SAR, a Stock Award, a Stock Unit, a Performance Share, a Performance Unit or a Cash Award.

1.3 "Award Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

1.4   "Board" shall mean the Board of Directors of the Company.

1.5 "Cash Award" shall mean the grant by the Committee to a Participant of an Award of cash as described in Section 11 below.

1.6 "Change in Control" shall mean (a) HMTF, Mills & Partners and management of the Company together with their affiliates (the "Control Group") shall cease to own of record and beneficially an amount of Common Stock equal to at least 25% of the amount of Common Stock owned by the Control Group of record and beneficially as of the date on which the Plan is approved by the stockholders of the Company, (b) any Person or related group (as defined in Rule 13(d) under the Exchange Act), excluding the Control Group, shall be or become the "beneficial owner" (as defined in Rules 12(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of a greater percentage of the outstanding Common Stock than is owned beneficially by the Control Group or (c) the Board shall not consist of a majority of Continuing Directors.

1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.8 "Committee" shall mean the Compensation Committee of the Board; provided that for purposes of determining the performance goals applicable to Employees who constitute "covered employees" within the meaning of Code
      Section 162(m), "Committee" shall mean the members of the Compensation Committee of the Board who qualify as (x) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act and (y) an "outside director" within the meaning of Code Section 162(m), and such performance goals shall be subject to ratification by unanimous approval of the members of the Compensation Committee of the Board. In the event the Board fails to establish or maintain a Compensation Committee of the Board, "Committee" shall mean the Board or any other committee or subcommittee of the Board appointed by the Board from among its members.

1.9 "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

1.10  "Company" shall mean Berg Electronics Corp., a Delaware corporation.

1.11 "Continuing Directors" shall mean the directors of the Company on the date on which the Plan is approved by the stockholders of the Company and each other director, if in each case, such other director's nomination for election to the Board is recommended by a majority of the then Continuing Directors or such other director receives the vote of HMTF.

1.12 "Dividend Equivalent Right" shall mean the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of hypothetical shares of Common Stock underlying a Stock Unit or a Performance Unit, and which shall be payable in cash, in Common Stock, in the form of additional Stock Units or Performance Units (as the case may be) or a combination of all of the foregoing.

1.13 "Effective Date" shall mean the date on which the Plan is approved by the Company's stockholders.

1.14 "Employee" shall mean an employee or officer of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.16  "Fair Market Value of the Common Stock" shall mean:

       (a) if the Common Stock is readily tradeable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

       (b) if the Common Stock is not readily tradeable on a national securities exchange or other market system:

           (i) the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of calculation; or

           (ii) any other value as otherwise determined in good faith by the Board.

1.17 "HMTF" shall mean Hicks, Muse, Tate & Furst Incorporated, a Delaware corporation.

1.18 "Independent Contractor" shall mean a person or an entity that renders services to the Company, but, if a person, is not an Employee or a Nonemployee Director.

1.19  "ISO" shall mean an "incentive stock option" as such term is used in Code
      Section 422.

1.20 "Mills & Partners" shall mean Mills & Partners, Inc., a Delaware corporation.

1.21 "Nonemployee Director" shall mean a member of the Board who is not an Employee.

1.22 "Nonqualified Stock Option" shall mean a Stock Option that does not qualify as an ISO.

1.23 "Participant" shall mean any Employee, Nonemployee Director, Affiliated Person or Independent Contractor to whom an Award has been granted by the Committee under the Plan.

1.24 "Performance-Based Award" shall mean an Award subject to the achievement of certain performance goal(s) as described in Section 12 below.

1.25 "Performance Share" shall mean the grant by the Committee to a Participant of an Award as described in Section 10.1 below.

1.26 "Performance Unit" shall mean the grant by the Committee to a Participant of an Award as described in Section 10.2 below.

1.27 "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

1.28 "Plan" shall mean the Berg Electronics Corp. 1998 Incentive Compensation Plan.

1.29 "SAR" shall mean the grant by the Committee to a Participant of a stock appreciation right as described in Section 8 below.

1.30 "Stock Award" shall mean the grant by the Committee to a Participant of an Award of Common Stock under Section 9.1 below.

1.31 "Stock Option" shall mean the grant by the Committee to a Participant of an option to purchase Common Stock under Section 7 below.

1.32 "Stock Unit" shall mean the grant by the Committee to a Participant of an Award as described in Section 9.2 below.

1.33 "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the common stock entitled to vote generally in the election of directors of such corporation or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

1.34 "Treasury Regulations" shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.35  "Vest" shall mean:

       (a) with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or

       (b) with respect to Awards other than Stock Options and SARs, when the Participant has an unrestricted right, title and interest to receive the compensation (whether payable in cash, Common Stock or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award, subject to restrictions and/or limitations no greater than the restrictions and/or limitations imposed by Sections 14, 17.2, 17.3,
           17.4 and 17.7 below.

1.36  "Vesting Date" shall mean the date or dates on which an Award Vests.

2.0   PURPOSE AND TERM OF PLAN

2.1 PURPOSE. The purpose of the Plan is to motivate certain Employees, Nonemployee Directors, Affiliated Persons and Independent Contractors to put forth maximum efforts toward the growth, profitability and success of the Company and its Subsidiaries by providing incentives to such persons through cash payments and/or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives which will attract and retain highly qualified individuals as Employees and Nonemployee Directors and to assist in aligning the interests of such Employees and Nonemployee Directors with those of the stockholders of the Company.

2.2 TERM. The Plan shall be effective as of the Effective Date. The Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).

3.0   ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY AND PARTICIPATION. All Employees, Nonemployee Directors, Affiliated Persons and Independent Contractors shall be eligible to participate in the Plan and to receive Awards. Participants shall consist of such Employees, Nonemployee Directors, Affiliated Persons and Independent Contractors as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

4.0   ADMINISTRATION

4.1 RESPONSIBILITY. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

4.2 AWARD AGREEMENT. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

4.3 AUTHORITY OF THE COMMITTEE. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

       (a) to determine eligibility for participation in the Plan;

       (b) to determine eligibility for and the type and size of an Award granted under the Plan;

       (c) to supply any omission, correct any defect or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

       (d) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

       (e) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

       (f) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;

       (g) to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

       (h) to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Company; and

       (i) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

4.4 ACTION BY THE COMMITTEE. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.5 DELEGATION OF AUTHORITY. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or the Subsidiary whose employees have benefitted from the Plan, as determined by the Committee.

4.6 DETERMINATIONS AND INTERPRETATIONS BY THE COMMITTEE. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors and legal representatives.

4.7 LIABILITY. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

4.8 INDEMNIFICATION. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

5.0   SHARES SUBJECT TO PLAN

5.1 AVAILABLE SHARES. The aggregate number of shares of Common Stock which shall be available for grants of Awards under the Plan during its term shall be 977,713, which number represents the number of shares of Common Stock available for grants as of the Effective Date under the Company's 1993 Stock Option Plan (the "1993 Plan"). On or about the Effective Date, the Board shall amend the 1993 Plan so that, except for grants of stock options approved by the Committee on December 18, 1997 (the "December Grants"), no further grants shall be made under the 1993 Plan and all available shares under the 1993 Plan as of the Effective Date (after taking into consideration the December Grants) shall be transferred to the Plan. Shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 5.2 below. Any shares of Common Stock underlying Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available for grants of Awards under the Plan.

5.2 ADJUSTMENT TO SHARES. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options and SARs, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as "performance-based compensation" under Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as "performance-based compensation" under Code Section 162(m). Notwithstanding anything contained in the Plan, any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code Section 422.

6.0   MAXIMUM INDIVIDUAL AWARDS

6.1 MAXIMUM AGGREGATE NUMBER OF SHARES UNDERLYING STOCK-BASED AWARDS GRANTED UNDER THE PLAN TO ANY SINGLE PARTICIPANT. The maximum aggregate number of shares of Common Stock underlying all

      Awards measured in shares of Common Stock (whether payable in cash, Common Stock or a combination of both) that may be granted to any single Participant during the life of the Plan shall be 250,000 shares (without regard to any options granted under the 1993 Plan), subject to adjustment as provided in Section 5.2 above. For purposes of the preceding sentence, such Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant during the life of the Plan.

7.0   STOCK OPTIONS

7.1 IN GENERAL. The Committee may, in its sole discretion, grant Stock Options to Employees, Nonemployee Directors, Affiliated Persons and/or Independent Contractors. The Committee shall, in its sole discretion, determine the Employees, the Nonemployee Directors, the Affiliated Persons and the Independent Contractors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Nonemployee Directors, Affiliated Persons and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 7.2 through 7.8 below.

7.2 EXERCISE PRICE. The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that (i) the exercise price of any ISO shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant and (ii) the exercise price of any Nonqualified Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant unless the Committee, in its sole discretion and due to special circumstances, determines otherwise on the date of grant.

7.3 TERM OF STOCK OPTION. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that:

       (a) no ISO shall be exercised after the 10th anniversary of the date of grant of such ISO; and

       (b) no Nonqualified Stock Option shall be exercised after the 10th anniversary of the date of grant of such Nonqualified Stock Option, unless the Committee, in its sole discretion, provides otherwise.

      Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant.

7.4 VESTING DATE. The Committee shall specify the Vesting Date with respect to each Stock Option in the Award Agreement. The Committee may grant Stock Options that are Vested, either in whole or in part, on the date of grant. If the Committee fails to specify in the Award Agreement the percent of a Stock Option that Vests and the applicable date(s) of such Vesting, such Stock Option shall become exercisable in accordance with the following schedule:

            ANNIVERSARY OF DATE OF GRANT              PERCENT THAT VESTS
            ----------------------------              ------------------
On or after 1st.....................................          20%
On or after 2nd.....................................          40%
On or after 3rd.....................................          60%
On or after 4th.....................................          80%
On or after 5th.....................................         100%

      Notwithstanding any provision in the Plan or an Award Agreement to the contrary, a Stock Option shall not become exercisable with respect to a fractional share of Common Stock, and the portion of such Stock Option that otherwise would have become Vested may Vest, if at all, at a later Vesting Date or shall be subject to the provisions of Section 17.10. The Vesting of a Stock Option may also be subject to such other terms and conditions as shall be determined by the Committee, including, without limitation, accelerating the Vesting (i) based on individual performance or (ii) if certain performance goals are achieved.

7.5 EXERCISE OF STOCK OPTIONS. The Stock Option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock then owned by the Participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable or by a combination of these methods. In the sole discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where, upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Award Agreement.

7.6 RESTRICTIONS RELATING TO ISOS. In addition to being subject to the terms and conditions of this Section 7, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are Employees (as described in Treasury Regulation
      Section 1.421-7(h)) of the Company or of any "Parent Corporation" (as defined in Code Section 424(e)) or of any "Subsidiary Corporation" (as defined in Code Section 424(f)) on the date of grant. The aggregate market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) ISOs shall be taken into account in the order in which they are granted and (ii) ISOs granted before 1987 shall not be taken into account. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or of any Subsidiary Corporation unless the exercise price of the ISO is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the 5th anniversary of the ISO's date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant in accordance with Treasury Regulation
      Section 14a.422A-1, Q/A-39.

7.7 ADDITIONAL TERMS AND CONDITIONS. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.8 CONVERSION STOCK OPTIONS. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (an "Original Option") to purchase shares of the stock of any corporation:

       (i) the stock or assets of which were acquired, directly or indirectly, by the Company or any Subsidiary; or

       (ii) which was merged with and into the Company or a Subsidiary;

      so that the Original Option is "converted" into a Stock Option (a "Conversion Stock Option"); provided, however, that such Conversion Stock Option as of the date of its grant (the "Conversion Stock Option Grant Date") shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee in its sole discretion determines otherwise, a Conversion Stock Option which is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (x) is treated as the issuance or assumption of a stock option under Code Section 424(a) and (y) is not treated as a modification, extension or renewal of a stock option under Code Section 424(h).

8.0   SARS

8.1 IN GENERAL. The Committee may, in its sole discretion, grant SARs to Employees, Nonemployee Directors, Affiliated Persons and/or Independent Contractors. A SAR is a right to receive a payment in cash, Common Stock or a combination of both, in an amount equal to the excess of:

       (x) the Fair Market Value of the Common Stock, or other specified valuation, of a specified number of shares of Common Stock on the date the SAR is exercised; over

       (y) the Fair Market Value of the Common Stock, or other specified valuation (which shall be no less than the Fair Market Value of the Common Stock), of such shares of Common Stock on the date the SAR is granted, all as determined by the Committee;

      provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the date such Stock Option was granted. Each SAR shall be subject to such terms and conditions, including, but not limited to, a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant, as the Committee shall impose from time to time in its sole discretion and subject to the terms of the Plan.

9.0   STOCK AWARDS AND STOCK UNITS

9.1 STOCK AWARDS. The Committee may, in its sole discretion, grant Stock Awards to Employees, Nonemployee Directors, Affiliated Persons and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Stock Award shall consist of shares of Common Stock which shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant's employment within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. With respect to the shares of Common Stock subject to a Stock Award granted to a Participant, such Participant shall have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Committee determines otherwise on the date of grant.

9.2 STOCK UNITS. The Committee may, in its sole discretion, grant Stock Units to Employees, Nonemployee Directors, Affiliated Persons and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Stock Unit is a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units. A Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award

      Agreement shall specify. The Committee shall determine whether a Participant who has been granted a Stock Unit shall also be entitled to a Dividend Equivalent Right.

9.3 PAYOUT OF STOCK UNITS. Subject to a Participant's election to defer in accordance with Section 17.3 below, upon the Vesting of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partially in cash and partially in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

10.0  PERFORMANCE SHARES AND PERFORMANCE UNITS

10.1 PERFORMANCE SHARES. The Committee may, in its sole discretion, grant Performance Shares to Employees, Nonemployee Directors, Affiliated Persons and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Performance Share shall consist of a share or shares of Common Stock which shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Shares that will be paid out or distributed to the Participant who has been granted Performance Shares. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

10.2 PERFORMANCE UNITS. The Committee may, in its sole discretion, grant Performance Units to Employees, Nonemployee Directors, Affiliated Persons and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Performance Unit is a hypothetical share or shares of Common Stock represented by a notional account which shall be established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Performance Units. Performance Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Units that will be accrued with respect to the Participant who has been granted Performance Units. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

10.3 ADJUSTMENT OF PERFORMANCE GOALS. With respect to those Performance Shares or Performance Units that are not intended to qualify as Performance-Based Awards (as described in Section 12 below), the Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Shares or Performance Units which the Committee deems necessary or desirable unless at the time of establishment of the performance goals the Committee shall have precluded its authority to make such adjustments.

10.4 PAYOUT OF PERFORMANCE SHARES OR PERFORMANCE UNITS. Subject to a Participant's election to defer in accordance with Section 17.3 below, upon the Vesting of a Performance Share or a Performance Unit, the Performance Share or the Performance Unit shall be distributed to the Participant in shares of Common Stock, unless the Committee, in its sole discretion, provides for the payment of the Performance Share or a Performance Unit in cash (or partially in cash and partially in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

11.0  CASH AWARDS

11.1 IN GENERAL. The Committee may, in its sole discretion, grant Cash Awards to Employees, Nonemployee Directors, Affiliated Persons and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Cash Award shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate, including, without limitation, determining the Vesting Date with respect to such Cash Award, the criteria for the Vesting of such Cash Award and the right of the Company to require the Participant to repay the Cash Award (with or without interest) upon termination of the Participant's employment within specified periods.

12.0  PERFORMANCE-BASED AWARDS

12.1 IN GENERAL. The Committee, in its sole discretion, may designate and design Awards granted under the Plan as Performance-Based Awards if it determines that compensation attributable to such Awards might not otherwise be tax deductible by the Company due to the deduction limitation imposed by Code Section 162(m). Accordingly, an Award granted under the Plan may be granted in such a manner that the compensation attributable to such Award is intended by the Committee to qualify as "performance-based compensation" (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder) and thus be exempt from the deduction limitation imposed by Code Section 162(m) ("Performance-Based Awards").

12.2 QUALIFICATION OF PERFORMANCE-BASED AWARDS. Awards shall qualify as Performance-Based Awards under the Plan only if:

       (a) at the time of grant at least two members of the Committee, acting as a separate committee, qualify as "outside directors" (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder);

       (b) with respect to either the granting or Vesting of an Award (other than (i) a Nonqualified Stock Option or (ii) a SAR, either of which is granted with an exercise price at or above the Fair Market Value of the Common Stock on the date of grant), such Award is subject to the achievement of a performance goal or goals based on one or more of the performance measures specified in Section 12.3 below;

       (c) the Committee establishes in writing (i) the objective performance-based goals applicable to a given performance period and
           (ii) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such performance period (but in no event after 25 percent of such performance period has elapsed);

       (d) no compensation attributable to a Performance-Based Award will be paid to or otherwise received by a Participant until the Committee certifies in writing that the performance goal or goals (and any other material terms) applicable to such performance period have been satisfied; and

       (e) after the establishment of a performance goal, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Award as "performance-based compensation" under Code Section 162(m)) or increase the amount of compensation payable with respect to such Award upon the attainment of such performance goal.

12.3 PERFORMANCE MEASURES. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to Awards intended to qualify as Performance-Based
      Awards: net sales; pre-tax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs.

12.4 SHAREHOLDER REAPPROVAL. As required by Treasury Regulation Section 1.162-27(e)(vi), the material terms of performance goals as described in this Section 12 shall be disclosed to and reapproved by the

      Company's stockholders no later than the first stockholder meeting that occurs in the 5th year following the year in which the Company's stockholders previously approved such performance goals.

13.0  CHANGE IN CONTROL

13.1 ACCELERATED VESTING OR PAYOUT. Notwithstanding any other provision of this Plan to the contrary, if there is a Change in Control of the Company, the Committee may accelerate the Vesting Date and/or payout of such Awards; provided, however, that such action shall not conflict with any provision contained in an Award Agreement unless such provision is amended in accordance with Section 16.3 below.

14.0  TERMINATION OF EMPLOYMENT IF PARTICIPANT IS AN EMPLOYEE

14.1  TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. Subject to Section
      14.4 and any written agreement between the Company and a Participant, if a Participant's employment is terminated due to death or disability:

       (a) all non-Vested portions of Awards held by the Participant on the date of the Participant's death or the date of the termination of his or her employment, as the case may be, shall immediately be forfeited by such Participant as of such date; and

       (b) all Vested portions of Stock Options and SARs held by the Participant on the date of the Participant's death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of:

           (i) the end of the 12-month period following the date of the Participant's death or the date of the termination of his or her employment, as the case may be; or

           (ii) the date the Stock Option or SAR would otherwise expire.

14.2 TERMINATION OF EMPLOYMENT FOR CAUSE. Subject to any written agreement between the Company and a Participant, if such Participant's employment is terminated by the Company for cause or voluntarily by such Participant, all Awards held by a Participant on the date of any such termination of his or her employment, whether Vested or non-Vested, shall immediately be forfeited by such Participant as of such date.

14.3 OTHER TERMINATIONS OF EMPLOYMENT. Subject to any written agreement between the Company and a Participant, if such Participant's employment is terminated for any reason other than for cause or such Participant's death, disability or voluntary resignation:

       (a) all non-Vested portions of Awards held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date; and

       (b) all Vested portions of Stock Options and/or SARs held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of:

           (i) the end of the 90-day period following the date of the termination of the Participant's employment; or

           (ii) the date the Stock Option or SAR would otherwise expire.

14.4 COMMITTEE DISCRETION. Notwithstanding anything contained in the Plan to the contrary, except in the event (i) a Participant is terminated by the Company for cause or (ii) a Participant voluntarily resigns his or her employment with the Company, the Committee may, in its sole discretion and at any time, provide that:

       (a) any or all non-Vested portions of Stock Options and/or SARs held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and, except with respect to ISOs, shall remain exercisable until a date that occurs on or prior to the date the Stock Option or SAR is scheduled to expire;

       (b) any or all Vested portions of Nonqualified Stock Options and/or SARs held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or SAR is scheduled to expire; and/or

       (c) any or all non-Vested portions of Stock Awards, Stock Units, Performance Shares, Performance Units and/or Cash Awards held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall immediately Vest or shall become Vested on a date that occurs on or prior to the date the Award is scheduled to vest.

14.5 ISOS. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO and (ii) the exercise period of an ISO in the event of a termination of the Participant's employment due to disability provided in
      Section 14.1 above shall be applied only if the Participant is "permanently and totally disabled" (as such term is defined in Code
      Section 22(e)(3)).

15.0  TAXES

15.1 WITHHOLDING TAXES. With respect to Employees, the Company, or the applicable Subsidiary, may require a Participant who has become Vested in his or her Stock Award, Stock Unit, Performance Share or Performance Unit granted hereunder, or who exercises a Stock Option or SAR granted hereunder to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation or entity which employs such Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the Participant upon such terms and conditions as the Committee shall prescribe. The corporation or entity that employs such Participant may, in its discretion, hold the stock certificate to which such Participant is entitled upon the Vesting of a Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

15.2 USE OF COMMON STOCK TO SATISFY WITHHOLDING OBLIGATION. With respect to Employees, at any time that the Company, Subsidiary or other entity that employs such Participant becomes subject to a withholding obligation under applicable law with respect to the Vesting of a Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Nonqualified Stock Option (the "Tax Date"), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (i) directing the Company, Subsidiary or other entity that employs such Participant to withhold from shares issuable in the related Vesting or exercise either a specified number of shares or shares of Common Stock having a specified value (in each case not in excess of the related personal tax liabilities), (ii) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder or (iii) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value of the Common Stock on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to
      Section 16 of the Exchange Act.

15.3 COMPLIANCE WITH CODE SECTION 162(M). Unless otherwise determined by the Committee in its discretion, any performance goals applicable to any Employee who is a "covered employee" within the meaning of Code Section 162(m) shall be determined by the Committee by its members who qualify as "non-employee directors" within the meaning of Rule 16b-3(b)(3) of the Exchange Act and as "outside directors" within the meaning of such Code Section, and such members of the Committee shall also certify in accordance with the provisions of such Code Section and applicable Treasury Regulations whether such performance goals have been attained for purposes of an Award. The Committee may delegate any other matters relating to Employees qualifying as "covered employees" to its members who qualify as non-employee, outside directors. The performance goals determined by the members of the Committee who qualify as non-employee, outside directors and such other matters as may be delegated by the Committee to such members shall be subject to separate ratification by the unanimous approval of all members of the Committee, unless the Committee determines otherwise.

15.4 NO GUARANTEE OF TAX CONSEQUENCES. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.0  AMENDMENT AND TERMINATION

16.1 TERMINATION OF PLAN. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant's consent.

16.2 AMENDMENT OF PLAN. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this
      Section 16.2 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without the approval of the stockholders of the Company:

       (a) increase the total number of shares which may be issued under the Plan;

       (b) increase the maximum number of shares with respect to all Awards measured in Common Stock that may be granted to any individual under the Plan; or

       (c) modify the requirements as to eligibility for Awards under the Plan.

      In addition, the Plan shall not be amended without the approval of such amendment by the Company's stockholders if such amendment (i) is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) will disqualify any ISO granted hereunder.

16.3 AMENDMENT OR CANCELLATION OF AWARD AGREEMENTS. The Committee may amend or modify any Award Agreement at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to an Employee, Nonemployee Director, Affiliated Person or Independent Contractor in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Nonemployee Director, Affiliated Person or Independent Contractor under the Plan, or any award previously granted to such Employee, Nonemployee Director, Affiliated Person or Independent Contractor under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company,
      (ii) purchases the Company or (iii) merges into or with the Company.

17.0  MISCELLANEOUS

17.1 OTHER PROVISIONS. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other dispositions of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a

      Change in Control of the Company, for the payment of the value of Awards to Participants in the event of a Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

17.2 TRANSFERABILITY. Each Award granted under the Plan to a Participant and any interest therein shall not be transferable otherwise than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Any purported transfer of an Award or any interest therein to a creditor of a Participant shall be void, and the Award may be forfeited at the discretion of the Committee. Notwithstanding the foregoing, the Committee, in its sole discretion and on a case-by-case basis, may permit the transferability of a Nonqualified Stock Option by a Participant, including to, but not limited to, members of the Participant's immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and all such transfers shall be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement or any amendment thereto.

17.3 ELECTION TO DEFER COMPENSATION ATTRIBUTABLE TO AWARD. The Committee may, in its sole discretion, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee after taking into account the advice of the Company's tax counsel.

17.4 LISTING OF SHARES AND RELATED MATTERS. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

17.5 NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

17.6 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE OR TO GRANTS. The Participant's rights, if any, to continue to serve the Company as a director, officer, employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee or the services of any Independent Contractor or director at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Affiliated Person or

      Independent Contractor or any other individual any right to be selected as a Participant or to be granted an Award.

17.7 AWARDS SUBJECT TO FOREIGN LAWS. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this
      Section 17.7 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

17.8 GOVERNING LAW. The Plan, all Awards granted hereunder and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

17.9 OTHER BENEFITS. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect.

17.10 NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                                   BERG ELECTRONICS CORP.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             BERG ELECTRONICS CORP.
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 5, 1998

                 The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints James N. Mills and David M. Sindelar, and each of them, with full power of substitution, as the undersigned's proxy and attorney-in-fact to vote at the Annual Meeting of Stockholders of Berg Electronics Corp. to be held on May 5, 1998, or at any adjournment thereof, all shares of Berg Electronics Corp. which the undersigned may be entitled to vote.


                 THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR THE PROPOSALS SPECIFIED IN PROPOSALS 2, 3 AND 4.

     CONTINUED AND TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE

                                        BERG ELECTRONICS CORP.


[X]      Please mark your votes as in this example.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO SPECIFIC DIRECTIONS ARE GIVEN, ALL THE VOTES ATTRIBUTABLE TO YOUR VOTING SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 AND FOR THE PROPOSALS SPECIFIED IN PROPOSALS 2, 3 AND 4.

1.       ELECTION OF CLASS III DIRECTORS              2.      Proposal to approve the           FOR          AGAINST        ABSTAIN
                 James N. Mills                               amendment to the Berg Electronics
                 Thomas O. Hicks                              Corp. 1993 Stock Option Plan.     [  ]           [  ]           [  ]




FOR ALL                                               3.      Proposal to approve the           FOR          AGAINST        ABSTAIN
NOMINEES                          WITHHOLD                    Berg Electronics Corp. 1998
(except as                        AUTHORITY                   Incentive Compensation Plan.      [  ]           [  ]           [  ]
indicated in     [  ]             FOR ALL      [  ]
space below)                      NOMINEES


                                                      4.      Proposal to approve the           FOR          AGAINST        ABSTAIN
----------------------------------------                      amendment to the Corporation's
(To withhold authority to vote for any individual             Certificate of Incorporation,     [  ]           [  ]           [  ]
nominee, print the nominee's name above)                      as amended.





PLEASE SIGN, DATE AND PROMPTLY             MARK HERE                 PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD
RETURN THIS PROXY USING THE                IF YOU PLAN               EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
ENCLOSED ENVELOPE EVEN IF                  TO ATTEND     [  ]        TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
YOU PLAN TO ATTEND THE MEETING             THE MEETING
                                                                     Signature:                                 Date
                                                                               -------------------------------       ---------------


                                                                     Signature:                                 Date
                                                                               -------------------------------       ---------------